QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18

Summary of Named Executive Officers' 2004 Bonuses and 2005 Annual Base Salaries

Name	Title	2004 Bonus	2005 Annual Salary
Michael J. Sonnenfeld	President, Chief Executive Officer and Director	$337,500	$415,000
Robert G. Partlow	Senior Vice President—Chief Financial Officer	$270,000	$315,000
Walter P. Buczynski	Executive Vice President—Secondary	$270,000	$315,000
John C. Camp, IV	Senior Vice President—Systems and Facilities, Chief Information Officer	$200,000	$210,000
John C. Kendall	Senior Vice President—Portfolio	$237,500	$262,500

QuickLinks

Summary of Named Executive Officers' 2004 Bonuses and 2005 Annual Base Salaries